Exhibit 10.2

AMENDMENT NO. 2 TO THE
CREDIT AGREEMENT

This AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) dated as of February 8, 2019, is entered into by and among LOAN ASSETS OF ONDECK, LLC, a Delaware limited liability company (“Company”), the Lenders party hereto and 20 GATES MANAGEMENT LLC, as Administrative Agent for the Class A Lenders (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, Company, the Lenders party thereto from time to time, the Administrative Agent, and Deutsche Bank Trust Company Americas, as Paying Agent and as Collateral Agent for the Secured Parties, entered into a Credit Agreement, dated as of April 13, 2018, as amended by Amendment No. 1 to the Credit Agreement, dated as of September 5, 2018 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have made advances and other financial accommodations to Company. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement, as amended hereby;
WHEREAS, Company, the Lender party hereto and the Administrative Agent, desire to amend the Credit Agreement as set forth herein subject to the terms and conditions set forth herein.
WHEREAS, the Lender party hereto is the sole Class A Lender party to the Credit Agreement as of the Second Amendment Effective Date (as defined below) and constitutes the Lender consent required to amend the Credit Agreement as set forth herein in accordance with Section 9.4 of the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT
The Credit Agreement is, effective as of the Second Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3.1 hereof, hereby amended as follows:

1.1    Section 1.1 of the Credit Agreement.
(a)    The definition of “Class A Commitment” as set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence immediately prior to the last sentence thereof: “The aggregate amount of the Class A Commitments as of the Second Amendment Effective Date is $150,000,000.”.

(b)    The definition of “Permitted Asset Sale” as set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the words “option or” immediately in front of the words “obligations of Holdings under the Asset Purchase Agreement” in clause (a) thereof.
(c)    The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
“Second Amendment” means that certain Amendment No. 2 to Credit Agreement, dated as of February 8, 2019, by and among the Company, the Lenders party hereto and the Administrative Agent.
“Second Amendment Effective Date” has the meaning set forth in the Second Amendment.
1.2    Section 1.2 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “For the avoidance of doubt, any lease that would be characterized as an operating lease in accordance with GAAP as of December 31, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease) for purposes of this Agreement regardless of any change in GAAP following December 31, 2018 that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a Capital Lease or reflected as Indebtedness hereunder.”.
1.3    Appendix A to the Credit Agreement is amended and restated in its entirety as set forth on Schedule I hereto.
SECTION 2.    REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and the Lender party hereto to enter into this Amendment, Company represents and warrants to the Administrative Agent and the Lender, on the Second Amendment Effective Date, that the following statements are true and correct, it being understood and agreed that the representations and warranties made on the Second Amendment Effective Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby:
2.1    Due Authorization. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of Company.
2.2    Binding Obligation. This Amendment has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

2.3    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date (as defined below) as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
2.4    Absence of Default. No event has occurred and is continuing or will result from the consummation of this Amendment that would constitute a Default, an Event of Default or a Servicer Default.
SECTION 3.    MISCELLANEOUS
3.1    Conditions of Effectiveness. This Amendment shall become effective as of the date (such date, the “Second Amendment Effective Date”) on which the Administrative Agent has received counterparts of (a) this Amendment executed by Company, the Lender party hereto constituting Lender consent required pursuant to Section 9.4 of the Credit Agreement (including, for the avoidance of doubt, (x) Requisite Lenders in accordance with Section 9.4(a) of the Credit Agreement and (y) each such Lender providing increased commitments pursuant hereto in accordance with Section 9.4(c)(i) of the Credit Agreement) and the Administrative Agent, (b) Amendment No. 1 to Asset Purchase Agreement, dated as of the Second Amendment Effective Date, which amends the Asset Purchase Agreement, executed by Company, Holdings, the Lender party thereto and the Administrative Agent, (c) Amendment No. 1 to Custodial Services Agreement, dated as of the Second Amendment Effective Date, which amends the Custodial Services Agreement, executed by Company, Holdings, the Lender party thereto, the Administrative Agent and the Custodian, (d) the Amended & Restated Fee Letter, dated as of the Second Amendment Effective Date, which amends and restates the Fee Letter, executed by Company, the Lender party thereto and the Administrative Agent and (e) originally executed copies of the favorable written opinions of Paul Hastings LLP, counsel for Company and Holdings, as to such matters as the Administrative Agent may reasonably request, dated as of the Effective Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and Company hereby instructs, and Holdings shall instruct, such counsel to deliver such opinions to Agents and Lenders).
3.2    Reference to and Effect on the Credit Agreement and the Other Credit Documents.
(a)    On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Credit Documents and the Related Agreements to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit

Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment is hereby designated as a Credit Document for all purposes of the Credit Documents.
(b)    Except as expressly set forth herein, no other amendments, changes or modifications to the Credit Agreement and each other Credit Document are intended or implied, and in all other respects the Credit Agreement and each other Credit Document are and shall continue to be in full force and effect and are hereby in all respects specifically ratified, restated and confirmed by all parties hereto as of the Second Amendment Effective Date and Company shall not be entitled to any other further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this Amendment and the other Credit Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent, the Collateral Agent or the Paying Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
3.3    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
3.4    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
3.5    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
3.6    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
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IN WITNESS THEREOF, the parties hereto have caused this Amendment No. 2 to Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LOAN ASSETS OF ONDECK, LLC, as Company

By:    /s/ Kenneth A. Brause
Name: Kenneth A. Brause
Title: Chief Financial Officer

20 GATES MANAGEMENT LLC, as Administrative Agent

By:    /s/ Mark Golombeck
Name: Mark Golombeck
Title: Managing Director

PIONEERS GATE LLC, as the sole Class A Lender

By:    /s/ Mark Golombeck

Name: Mark Golombeck
Title: Managing Director